Exhibit 99.2
Hong Kong Fly International Health Care Limited and subsidiary
Consolidated Balance Sheets

		September 30,	December 31,
	Note	2007	2006
		US$	US$
Assets
Current assets:
Cash		2,741,572	6,104,001
Accounts receivable from third parties, net	4	10,793,541	9,736,080
Accounts receivable from related parties		1,149,663	833,108
Bills receivable	7	12,080,909	9,601,308
Inventories		2,735,465	2,255,966
Prepaid expenses and other assets		994,570	1,396,289

Total current assets		30,495,720	29,926,752

Restricted cash		133,142	128,062
Property, plant and equipment, net		18,650,673	14,407,577
Land use rights		680,454	674,500
Due from related parties	12	2,352,948	2,695,169
Deferred income taxes	10	133,218	132,120

Total assets		52,446,155	47,964,180

Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	7	9,467,747	12,149,507
Current portion of long-term borrowings	9	—	2,561,245
Accounts payable		1,844,503	1,683,885
Accrued liabilities and other payables		10,973,212	12,801,710
Income taxes payable		1,975,958	1,195,259
Due to related parties	12	5,094,938	4,269,536

Total current liabilities		29,356,358	34,661,142

Long-term borrowings, excluding current portion	9	2,662,832	—

Total liabilities		32,019,190	34,661,142

Shareholders’ equity:
Ordinary shares – HK$ 1 par value; 20,000,000 shares authorized, issued and outstanding		2,579,997	2,579,997
Subscription receivable		—	(2,579,997)
Additional paid-in capital		11,978,252	6,074,880
Retained earnings		4,514,887	6,448,889
Accumulated other comprehensive income		1,353,829	779,269

Total shareholders’ equity		20,426,965	13,303,038

Commitments and contingencies	13

Total liabilities and shareholders’ equity		52,446,155	47,964,180

See accompanying notes to these consolidated financial statements

Hong Kong Fly International Health Care Limited and subsidiary
Consolidated Statements of Income

		Nine-month
		period ended	Year ended
		September 30,	December 31,
	Note	2007	2006
		US$	US$
Revenues:
Third parties		25,127,302	30,066,908
Related parties	12	4,329,123	5,807,989

Total revenues		29,456,425	35,874,897
Cost of goods sold		(8,107,917)	(10,479,103)

Gross profit		21,348,508	25,395,794

Operating expenses:
Selling		(8,036,611)	(11,988,426)
General and administrative (including share-based compensation expense of US$ 3,265,306 for the nine-month period ended September 30, 2007)	11	(5,124,801)	(2,483,588)
Research and development		(85,072)	(998,355)

Total operating expenses		(13,246,484)	(15,470,369)

Income from operations		8,102,024	9,925,425

Other income (expense):
Interest income		17,646	28,173
Interest expense		(308,942)	(543,707)
Foreign currency exchange gains (loss), net		(248,065)	3,147
Other income		76,083	76,423

Earnings before income tax expense		7,638,746	9,489,461
Income tax expense	10	(2,923,818)	(2,407,662)

Net income		4,714,928	7,081,799

See accompanying notes to these consolidated financial statements

Hong Kong Fly International Health Care Limited and subsidiary
Consolidated Statements of Shareholders’ Equity and Comprehensive Income

							Accumulated other
		Ordinary		Subscription	Additional	Retained	comprehensive	Total Shareholders’	Comprehensive
		shares		receivable	paid-in capital	earnings	income	equity	income
		Number of
	Note	shares	US$	US$	US$	US$	US$	US$	US$
Balance as of January 1, 2006		20,000,000	2,579,997	(2,579,997)	6,074,880	842,391	298,976	7,216,247

Net income		—	—	—	—	7,081,799	—	7,081,799	7,081,799
Foreign currency translation adjustment, net of nil tax		—	—	—	—	—	480,293	480,293	480,293

									7,562,092

Dividend declared		—	—	—	—	(1,475,301)	—	(1,475,301)

Balance as of December 31, 2006		20,000,000	2,579,997	(2,579,997)	6,074,880	6,448,889	779,269	13,303,038

Net income		—	—	—	—	4,714,928	—	4,714,928	4,714,928

Foreign currency translation adjustment, net of nil tax		—	—	—	—	—	574,560	574,560	574,560

									5,289,488

Dividend declared		—	—	—	—	(2,284,148)	—	(2,284,148)

Settlement of subscription receivable				2,579,997				2,579,997
Contribution from shareholders		—	—	—	2,638,066	—	—	2,638,066
Distribution to shareholders in connection with the Reorganization	1	—	—	—	—	(4,364,782)	—	(4,364,782)

Share-based compensation expense	11	—	—	—	3,265,306	—	—	3,265,306

Balance as of September 30, 2007		20,000,000	2,579,997	—	11,978,252	4,514,887	1,353,829	20,426,965

See accompanying notes to these consolidated financial statements

Hong Kong Fly International Health Care Limited and subsidiary
Consolidated Statements of Cash Flows

	Nine-month
	period ended	Year ended
	September 30,	December 31,
	2007	2006
	US$	US$
Net income	4,714,928	7,081,799
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	897,848	945,164
Bad debt expense	117,733	54,478
Inventory write-downs	105,967	28,710
Land use rights expense	20,352	28,609
Share-based compensation	3,265,306	—
Deferred income tax benefit	(22,040)	(26,316)
Changes in operating assets and liabilities
Accounts receivable, including from related parties	(1,052,023)	(3,032,820)
Bills receivable	(3,768,363)	(1,105,378)
Inventories	(487,606)	(517,668)
Prepaid expenses and other assets	470,860	(59,775)
Due from related parties	(29,589)	(54,195)
Accounts payable	91,812	158,182
Accrued liabilities and other payables	(3,995,898)	3,424,776
Due to related parties	102,892	5,696
Income taxes payable	717,533	1,186,473

Net cash provided by operating activities	1,149,712	8,117,735

Cash flows from investing activities
Purchases of property, plant and equipment	(2,745,213)	(5,114,250)
Loans made to related parties	(2,318,989)	(7,427,063)
Collections of loans made to related parties	2,392,950	7,290,816

Net cash used in investing activities	(2,671,252)	(5,250,497)

Cash flows from financing activities
Dividends paid	(796,548)	(944,638)
Proceeds from settlement of subscription receivable	2,579,997	—
Proceeds from contribution from shareholders	2,638,066	—
Payment for transfer of 40% equity interest in Sunstone	(2,387,232)	—
Distribution in connection with the Reorganization	(2,546,123)	—
Proceeds from bank borrowings	7,934,073	6,392,350
Repayments of bank borrowings	(9,319,209)	(2,909,920)

Net cash (used in) provided by financing activities	(1,896,976)	2,537,792

Effect of foreign currency exchange rate changes on cash	56,087	164,150

Net increase (decrease) in cash	(3,362,429)	5,569,180

Cash at beginning of the period	6,104,001	534,821

Cash at end of the period	2,741,572	6,104,001

Supplemental disclosure of cash flow information
Cash paid during the period
Interest paid	394,953	531,206
Income taxes paid	2,228,326	1,249,575
Non cash investing and financing transactions:
Settlement of dividend payable to equity owners with due from related parties	88,668	—
Settlement of dividend payable to equity owners with borrowings to related parties	307,445	112,740
Conversion of dividend payable to equity owners to borrowings from a related parties	1,247,633	—
Payables for purchases of property, plant and equipment	2,977,503	1,157,908
Settlement of accounts payable with short-term borrowings	4,062,198	5,592,717
See accompanying notes to these consolidated financial statements

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
1.	Principal activities, organization and significant concentrations and risks

(a)	Principal activities

Hong Kong Fly International Health Care Limited (“Hong Kong Health Care”) is a holding company that was incorporated on November 17, 2003 and does not conduct any operations. Hong Kong Health Care’s wholly-owned subsidiary, Sunstone (Tangshan) Pharmaceutical Co., Ltd. (“Sunstone”) is principally engaged in the research, development, manufacture and distribution of pharmaceutical products in the People’s Republic of China (the “PRC”). Sunstone currently operates one production facility located in Tangshan, Hebei Province in the PRC. Hereinafter, Hong Kong Health Care and Sunstone are collectively referred to as the “Company”.

(b)	Organization

Hong Kong Health Care was established by Han Zhiqiang as an investment holding company to hold his 40% equity interest in Sunstone, which subsequently was used as the entity to effect the reorganization as described below (the “Reorganization”). Prior to the Reorganization, Han Zhiqiang and his related controlled entity (“Han”) and Tong Zhijun and his related controlled entities (“Tong”) beneficially owned 100% and nil % equity interest in Hong Kong Health Care and 45% and 55% equity interest in Sunstone, respectively. The 45% equity interest of Sunstone owned by Han was through (i) Han’s 100% equity interest ownership of Hong Kong Health Care (which in turn, owned a 40% equity interest in Sunstone), and (ii) 5% held by Qingdao Sunstone Holystate Pharmacy Co., Ltd (“Qingdao Sunstone”), an entity 100% owned by Han. Under a written agreement signed on May 10, 2000 by Han and Tong, the terms of which specify that through their controlled entities, Han and Tong would vote their equity interests in Sunstone in concert in regards to (i) Sunstone’s significant business decisions and accounting policies; (ii) increases in Sunstone’s registered capital and (iii) transfers of equity interest in Sunstone to unrelated parties, Han and Tong have been deemed a “controlling shareholder group”.

Upon the completion of the Reorganization in July 2007, Hong Kong Health Care became the sole shareholder of Sunstone and Tong and Han each became a 50% shareholder of Hong Kong Health Care. The Reorganization of the ownership interest in Sunstone was entered into to facilitate the sale of Hong Kong Health Care to Beijing Med-Pharm Corporation (“Beijing Med-Pharm”) (Note 14).

On June 4, 2007, in contemplation of Tong transferring 55% equity interest in Sunstone to Hong Kong Health Care, Han transferred 50% equity interest in Hong Kong Health Care to Tong for cash consideration of HK$ 10,000,000 (equivalent to U.S. Dollars (“US$”) 1,280,000), which was based on the stated par value of the shares of Hong Kong Health Care. On July 2, 2007, Tong completed the transfer of his 55% equity interest in Sunstone to Hong Kong Health Care and, as part of the Reorganization, Han transferred his 5% equity interest (through Qingdao Sunstone) in Sunstone to Hong Kong Health Care. In accordance with PRC regulations, Hong Kong Health Care paid Tong and Han US$ 4,001,050 and US$ 363,732, respectively or US$ 4,364,782 in aggregate, for the transfer of the 60% ownership interest in Sunstone.

As part of the Reorganization, Tong granted Han, 5% equity interest in Sunstone as additional compensation for employment services Han previously rendered as Sunstone’s CEO and president. US$ 3,265,306, representing the fair value of the stock grant, has been recognized as compensation expense for the nine-month period ended September 30, 2007 in the accompanying consolidated statement of income.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
(c)	Significant concentrations and risks

Revenue concentrations

The Company sells its products to approximately 350 pharmaceutical distributors in the PRC. Sales to distributors account for substantially all of the Company’s revenues. The Company does not have distribution agreements longer than two years and competes for desired distributors with other pharmaceutical manufacturers. Consequently, maintaining relationships with existing distributors and replacing distributors may be difficult and time-consuming. Any disruption of the Company’s distribution network, including its failure to renew its existing distribution agreements with desired distributors, could negatively affect its ability to effectively sell its products and could materially and adversely affect its business, financial condition and results of operations. For the nine-month period ended September 30, 2007 and the year ended December 31, 2006, no single distributor contributed more than 10% of the Company’s total revenues or accounts receivable.

The Company derives a substantial portion of its revenue from the sales of Pediatric Paracetamol and Amantadine Hydrochloride Granules, Xiao’er Huatan Zhike Granules, Xiao’er Kechuan Ling Oral Solution, Jianer Xiahoshi Oral Solution, and Compound Zedoary Turmeric Oil. Sales of these products accounted for 86% and 87% of the Company’s total revenues for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, respectively. As the Company expects sales of these products to continue to comprise a substantial portion of total revenues in the future, any factors adversely affecting the sales of any of these products will have a material adverse effect on the Company’s business, financial condition and results of operations.

Concentration of suppliers

The Company purchases raw materials from a limited number of suppliers. Management believes that other suppliers could provide similar raw materials on comparable terms. A change in suppliers, however, could cause a delay in manufacturing and a possible loss of sales, which would affect operating results adversely.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)

Price control by PRC government authorities

Certain medical products sold in the PRC, primarily those included in the PRC’s published Medical Insurance Catalogue and those pharmaceuticals whose production or trading are deemed to constitute monopolies by the PRC government, are subject to retail price controls in the form of fixed prices or price ceilings. The fixed prices or the price ceilings of such medicines are published by the national and provincial price administration authorities from time to time. Although the Company only sells its products through distributors, the controls over retail prices could have a corresponding effect on the wholesale prices. The prices of medicines that are not subject to price controls are determined freely at the discretion of the respective pharmaceutical companies, subject, in certain cases, to notification to the provincial pricing authorities. Certain of the Company’s products are subject to price controls and accordingly, the price of such products could not be increased at the Company’s discretion above the relevant controlled price ceiling without prior governmental approval. In addition, the price of such products may also be adjusted downward by the relevant government authorities in the future. Such price controls, especially downward price adjustment, may negatively affect the Company’s revenue and profitability.

Concentration of cash balances held at financial institutions

As of September 30, 2007 and December 31, 2006, US$ 2,728,121 and US$ 6,066,772, respectively, in cash were held in major financial institutions located in the PRC. Management believes that these major financial institutions are of high credit quality.

2.	Basis of presentation

The Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). This basis of accounting differs in certain material respects from that used for the preparation of the books of account of Sunstone, which are prepared in accordance with the accounting principles and the relevant financial regulations established by the Ministry of Finance of the PRC (“PRC GAAP”), the accounting standards used in the PRC. The accompanying consolidated financial statements reflect necessary adjustments not recorded in the books of account of Sunstone to present them in conformity with U.S. GAAP.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)

Because Han and Tong were deemed to be a controlling shareholder group of Sunstone, the transfer of the 60% ownership held by Tong and Qingdao Sunstone to the Company on July 2, 2007 has been treated as a transaction between entities under common control and accounted for in a manner similar to a pooling of interests. Accordingly, the 60% ownership interest in Sunstone transferred to Hong Kong Health Care has been recognized at the historical cost basis of Tong and Qingdao Sunstone and as if the transfer of equity interest in Sunstone had occurred as of January 1, 2006, the earliest date presented in the accompanying consolidated financial statements. The US$ 4,364,782 payment by Hong Kong Health Care to Han and Tong has been accounted for as a distribution to shareholders in the consolidated statements of shareholders’ equity for the nine-month period ended September 30, 2007, the period when the distribution occurred.

3.	Summary of significant accounting policies

(a)	Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated upon consolidation.

(b)	Foreign currency transactions

The Company’s reporting currency is the US$. The functional currency of Hong Kong Health Care is the HK$, whereas the functional currency of Sunstone is the Renminbi (“RMB”). Since the RMB is not a fully convertible currency, all foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rates adopted for foreign exchange transactions are the rates of exchange quoted by the PBOC.

Transactions denominated in foreign currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the applicable exchange rates at each balance sheet date. The resulting exchange differences are recorded in foreign currency exchange gains (losses) in the consolidated statements of income.

Hong Kong Health Care’s and Sunstone’s assets and liabilities are translated from the respective functional currencies into US$ using the exchange rate at each balance sheet date. Revenue and expenses are translated into US$ at average rates prevailing during the period. Gains and losses resulting from translation are recorded as a separate component of accumulated other comprehensive income within shareholders’ equity.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
(c)	Cash and restricted cash

Cash consists of cash on hand and cash in bank accounts. Cash that is restricted as to withdrawal for use or pledged as security is disclosed separately on the face of the balance sheet, and is not included in the cash total in the consolidated statements of cash flows. Restricted cash of US$ 133,142 and US$ 128,062 as of September 30, 2007 and December 31, 2006 represents bank deposits for securing credit cards held by members of management and used for business purposes. Upon the cancellation and payment of the outstanding balance, the bank deposits are released.

(d)	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers.

(e)	Bills receivable

To reduce the Company’s credit risk, the Company has required certain customers to pay for the sale of the Company’s products by bills receivable. Bills receivable represents short-term notes receivable issued by a financial institution that entitles the Company to receive the full face amount from the financial institution at maturity, which generally ranges from 3 to 6 months from the date of issuance. Historically, the Company has experienced no losses on bills receivable.

The Company, in certain circumstances, assigned with recourse its bills receivable to vendors to settle accounts payable. The assignment of bills receivable under such arrangements do not meet the conditions for a sale of receivables as prescribed in Statement of Financial Accounting Standards (“SFAS”) No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, and are therefore not derecognized until paid. Accounts payable settled from the assignment with recourse of bills receivable are included in short-term borrowings until paid.

(f)	Inventories

Inventories are stated at the lower of cost or market value. Cost is determined using the weighted average cost method. Cost of work-in-progress and finished goods are comprised of direct materials, direct labor and related manufacturing overhead based on normal operating capacity.

(g)	Long-lived assets

Property, plant and equipment

Property, plant and equipment are stated at historical cost. Depreciation is provided on the straight-line method (after taking into account their respective estimated residual values) over the following estimated useful lives:

Buildings	20 years
Machinery and equipment	10 years
Furniture, fixtures and office equipment	5 years
Motor vehicles	5 years
Depreciation of property, plant and equipment attributable to manufacturing activities is capitalized as part of inventory, and expensed to cost of revenue when the inventory is sold. Cost incurred in the construction of property, plant and equipment, including, if material, an allocation of interest cost incurred are initially capitalized as construction in progress and transferred into their respective asset categories when the assets are ready for their intended use, at which time depreciation commences.

When items are retired or otherwise disposed of, income is charged or credited for the difference between the net book value and proceeds received thereon. Ordinary maintenance and repairs are charged to expense as incurred.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
Impairment of long-lived assets

Long-lived assets such as property, plant, and equipment and land use rights are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

(h)	Land use rights

Land use rights represent the exclusive right to occupy and use a piece of land in the PRC during the contractual term of the land use right. Land use rights are carried at cost and charged to expense on a straight line basis over the respective periods of the rights.

(i)	Income taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and any operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided to reduce the amount of deferred tax asset if it is considered more likely than not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(j)	Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the price is fixed or determinable, and collectibility is reasonably assured. Written sales agreements and customer purchase orders are used as evidence of the terms of the arrangement. Products are considered delivered when the product is received by the customer at its or a designated location, which is the point when the customer takes ownership and assumes risk of loss. Customer acceptance is evidenced by signed delivery notes. In the PRC, value added tax (VAT) at a rate of 17% of the invoice amount is collected on behalf of tax authorities. Revenue is stated net of VAT. VAT collected from customers is offset against VAT paid for purchases, with the net liability recorded in accrued liabilities and other payables in the consolidated balance sheets until paid. The Company’s sales agreements do not provide the customer the right of return, unless the products are defective in which case the Company allows for an exchange of products. For the periods presented, defective product returns were immaterial.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
(k)	Research and development costs

Research and development costs are expensed as incurred. These expenses include the costs of the Company’s internal research and development activities and the costs of research and development conducted by others on behalf of the Company, such as through third-party arrangements. Upfront and milestone payments made by the Company to third parties in connection with research and development arrangements are expensed as the research and development is incurred.

(l)	Advertising expenses

Advertising expenses are expensed as incurred and included in selling expenses. Advertising expenses for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006 amounted to US$ 3,699,086 and US$ 6,108,450, respectively.

(m)	Retirement and other postretirement benefits

Pursuant to relevant PRC regulations, the Company is required to make contributions to various defined contribution plans organized by the PRC government. The contributions are made for each qualifying PRC employee at 20% on a standard salary base as determined by the PRC governmental authority. Contributions to the defined contribution plans are charged to the consolidated statements of income as the related service is provided. For the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, contributions to the defined contribution plans were US$ 179, 222 and US$ 134,185, respectively.

The Company has no other obligation for the payment of employee benefits associated with these plans beyond the contributions described above.

(n)	Commitments and contingencies

In the normal course of business, the Company is subject to loss contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters, including, among others, government investigations, product and environmental liability, and tax matters. In accordance with SFAS No. 5, Accounting for Contingencies, the Company records accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. Historically, the Company has not experienced any product liability claims.

(o)	Use of estimates

The preparation of the consolidated financial statements in accordance with U.S. GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported periods. Significant items subject to such estimates and assumptions include recoverability of the carrying amount and the estimated useful lives of long-lived assets, allowances for accounts receivable, the realizable value of inventories, the fair-value of share-based compensation and amounts recorded for contingencies. Actual results could differ from these estimates. The Company is also subject to other risks and uncertainties that may cause actual results to differ from estimated amounts, such as competition, litigation, legislation and regulations in the pharmaceutical industry.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)

(p)	Fair value of financial instruments

The carrying amounts of cash and restricted cash, accounts receivables from third and related parties, bills receivables, amounts due to related parties, accounts payable, other payables and short term borrowings approximate their fair values due to their short term nature.

The fair value of the amount due from related parties as of September 30, 2007 and December 31, 2006 were US$ 2,325,588 and US$ 2,681,883, and are estimated by discounting expected future cash flows using the interest rate at which similar loans would be made to borrowers with similar credit ratings and remaining estimated maturities.

The fair value of the long-term borrowings as of September 30, 2007 was US$ 2,660,875. This amount was estimated by discounting the future cash flow using an interest rate which approximated the rate for which the financial institution would charge borrowers with similar credit ratings and remaining maturities.

(q)	PRC statutory reserves

Prior to July 2, 2007 in accordance with PRC Company Law, Sunstone was required to provide for certain statutory reserves, namely a general reserve fund and an enterprise expansion fund at a percentage of net income which is a discretionary percentage determined by the Sunstone’s board of directors each calendar year. Effective from July 2, 2007, upon completion of the Reorganization, Sunstone became a foreign invested enterprise (“FIE”). As a FIE, Sunstone is required to provide for a general reserve fund at 10% of net income and an enterprise expansion fund at a discretionary percentage determined by Sunstone’s board of directors each calendar year. The reserves can only be used for specific purposes and are not transferable to Hong Kong Health Care in the form of loans, advances or cash dividends. All statutory reserves are required to be calculated based on amounts reported in Sunstone’s PRC statutory financial statements.

As of September 30, 2007, Sunstone had appropriated US$ 5,612,437 in statutory reserves that are restricted from being distributed to Hong Kong Health Care.

(r)	Government Grant

Government grants are recognized when there is reasonable assurance that the Company will comply with the conditions attaching them and the grants are received. Grants received are recorded as a reduction to expenses when the related expenses are incurred. The Company received grant proceeds of US$ 260,561 and nil for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, respectively, which were recorded as a reduction to interest expense because the terms of the grant specifically stated the grant was to be utilized to subsidize interest expense incurred by the Company.

(s)	Recently issued accounting standards

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
FASB Statement No. 157 (“SFAS No. 157”)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements, which defines fair value, provides a framework for measuring fair value, and expands the disclosures required for fair value measurements. SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. Although management will continue to evaluate the application of SFAS No. 157, management does not currently believe the adoption of SFAS No. 157 will have a material impact on the Company’s results of operations or financial position.

FASB Statement No. 159 (“SFAS No. 159”)

In February 2007, the FASB issued SFAS No. 159, Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 permits companies to measure certain financial instruments and certain other items at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings. SFAS No. 159 is effective for the Company on January 1, 2008, although earlier adoption is permitted. The Company has elected not to adopt the fair value option as permitted under SFAS 159.

4.	Accounts receivable from third parties

Accounts receivable from third parties consists of the following:

	September 30, 2007	December 31, 2006
	US$	US$
Accounts receivable from third parties	11,212,655	10,023,476
Less: allowance for doubtful accounts	(419,114)	(287,396)

Accounts receivable, net	10,793,541	9,736,080

The following table presents the movement of allowance for doubtful accounts for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006:

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)

	Nine-month period ended	Year ended
	September 30, 2007	December 31, 2006
	US$	US$
Beginning allowance for doubtful accounts	287,396	224,202
Additions charged to bad debt expense	117,733	54,478
Effect of foreign exchange rate changes	13,985	8,716

Ending allowance for doubtful accounts	419,114	287,396

5.	Inventories

Inventories by category consist of the following:

	September 30, 2007	December 31, 2006
	US$	US$
Raw materials	1,516,313	1,126,263
Work in progress	281,008	315,975
Finished goods	938,144	813,728

Total inventories	2,735,465	2,255,966

6.	Property, plant and equipment

Property, plant and equipment consist of the following:

	September 30, 2007	December 31, 2006
	US$	US$
Buildings	9,294,774	6,429,693
Machinery and equipment	8,368,420	6,414,450
Furniture, fixtures and office equipment	691,258	444,752
Motor vehicles	632,795	604,508
Construction in progress	3,893,066	3,693,027

Total property, plant and equipment	22,880,313	17,586,430
Less: accumulated depreciation	(4,229,640)	(3,178,853)

Total property, plant and equipment, net	18,650,673	14,407,577

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
Construction in progress includes prepayments and deposits for the purchase of equipment and construction materials of nil and US$ 1,052,607 as of September 30, 2007 and December 31, 2006.
Depreciation of property, plant and equipment was allocated to the following expense items:

	Nine-month period ended	Year ended
	September 30, 2007	December 31, 2006
	US$	US$
Cost of goods sold	717,534	746,844
General and administrative expense	180,314	198,320

Total depreciation expense	897,848	945,164

7.	Short-term borrowings

Short-term borrowings as of September 30, 2007 and December 31, 2006 consist of the following:

		September 30,	December 31,
	Note	2007	2006
		US$	US$
Short-term bank borrowings secured by assets	(i)	1,677,584	2,497,215
Short-term bank borrowings secured by assets of related parties	(ii)	1,730,841	1,664,810
Short-term borrowings secured by bills receivable	Note 3(e)	4,062,198	5,592,717
Unsecured short-term bank borrowings		1,997,124	2,394,765

Total short-term borrowings		9,467,747	12,149,507

Notes:
(i)	Represents short-term bank borrowings secured by the Company’s land use right and property with carrying value of US$ 3,255,549 and US$ 3,263,717 as of September 30, 2007 and December 31, 2006, respectively.

(ii)	Represents short-term bank borrowings secured by property of Han.

Short-term borrowings have maturity terms ranging from six to twelve months with fixed interest rates ranging from 6.43% to 9.13% per annum. None of the short-term bank borrowings contain any financial covenants. The weighted average interest rate on short-term bank borrowings for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, was 7.87% and 7.23%, respectively.

As of September 30, 2007 and December 31, 2006, the Company had no unused lines of credit for which it can draw upon.
8.	Accrued Liabilities and other payables

Accrued liabilities and other payables as of September 30, 2007 and December 31, 2006 consist of the following:

	September 30, 2007	December 31, 2006
	US$	US$
Accrued payroll and employee benefits	832,153	1,153,319
VAT and other taxes payable	3,335,911	4,168,707
Receipts in advance from customers	616,649	754,551
Security deposits from customers	2,334,106	1,170,745
Accrued expenses	876,890	4,396,480

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)

	September 30, 2007	December 31, 2006
	US$	US$
Accrued purchases of property, plant and equipment	2,977,503	1,157,908

Total accrued liabilities and other payables	10,973,212	12,801,710

9.	Long-term borrowings

Long-term borrowings as of September 30, 2007 represent a bank loan which bears a fixed interest rate of 7.43% per annum, is secured by land use rights and property, plant and equipment and matures on June 26, 2009. The bank loan does not contain any financial covenants. The current portion of long-term borrowings at December 31, 2006 represents a bank loan which was secured by land use rights and property of the Company and was repaid on June 26, 2007. This loan borne a fixed interest rate of 6.05% per annum.

10.	Income taxes

Sunstone, being incorporated in the PRC, is governed by the income tax law of the PRC and is subject to PRC enterprise income tax. Sunstone is a foreign investment enterprise and operates in Coastal Open Economic Zone and accordingly is subject to a preferential state income tax rate of 24% and local income tax rate of 3%. Further from 2002 to 2006, Sunstone, was eligible for a 50% reduction from local income tax. Thus the applicable income tax rates for Sunstone were 27% and 25.5% for the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, respectively.

Hong Kong Health Care is incorporated in Hong Kong Special Administrative Region (“Hong Kong”) and is subject to a profit tax at a rate of 17.5%. Since Hong Kong Health Care is a holding company and does not conduct any operations, it is exempted from income tax in Hong Kong.

The components of income before income tax expense are as follows:

	Nine-month period ended	Year ended
	September 30, 2007	December 31, 20006
	US$	US$
PRC	11,057,483	9,486,629
Hong Kong	(3,418,737)	2,832

Income before income tax expense	7,638,746	9,489,461

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
     Income tax expense (benefit) consisted of the following:

	Nine-month period ended	Year ended
	September 30, 2007	December 31, 2006
	US$	US$
PRC
Current	2,945,858	2,433,978
Deferred	(22,040)	(26,316)

Total income tax expense	2,923,818	2,407,662

The actual income tax expense reported in the consolidated statements of income differs from the amounts computed by applying the PRC statutory tax rate of 33% to earnings before income taxes as a result of the following:

	Nine-month period ended	Year ended
	September 30, 2007	December 31, 2006
	US$	US$
Computed “expected” income tax expense	2,520,786	3,131,522
Non-deductible expenses
Employee expenses	—	87,572
Selling expenses	123,172	110,901
Other	36,899	27,021
Income tax holiday	—	(151,968)
Preferential tax rate differential	(692,552)	(615,999)
Tax rate change	19,217	—
Foreign tax rate differential	529,904	(439)
Tax exemption in Hong Kong	598,279	(496)
Tax rebate (a)	(211,887)	(180,452)

Actual income tax expense	2,923,818	2,407,662

Note:
(a)	Amounts represent an income tax rebate received by the Company for purchase of property, plant and equipment. The tax rebate is reported as a reduction to income tax expense in the consolidated statements of income and is recognized upon approval by the PRC tax authorities.

As of September 30, 2007 and December 31, 2006, the Company’s current deferred tax asset of US$ 104,779 and US$ 77,579, respectively, (which is included in prepaid expenses and other assets), represents temporary differences with respect to the allowances for doubtful accounts receivable. As of September 30, 2007 and December 31, 2006, the Company’s non-current deferred tax asset represents temporary differences with respect to property plant and equipment. As of September 30, 2007 and December 31, 2006, the Company’s deferred tax liabilities were nil.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
The realization of the future tax benefits of a deferred tax asset is dependent on future taxable income against which such tax benefits can be applied or utilized and any available tax planning strategies. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. All available evidence is considered in the determination of whether sufficient future taxable income will exist since the ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Such evidence includes, but is not limited to, the financial performance of the Company and the market environment in which the Company operates.

Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of all of its deferred tax assets as of September 30, 2007 and December 31, 2006. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carry forward periods are reduced.

On March 16, 2007, the PRC government enacted the new Enterprise Income Tax Law which imposes a single income tax rate of 25% for most domestic enterprises and foreign investment enterprises. The Enterprise Income Tax Law is effective as of January 1, 2008 and may result in lower enacted income tax rate to the Company in the future. The decrease of the Company’s deferred income tax assets in the amount of US$ 19,217 as a result of the change in tax rates has been recognized in the accompanying consolidated statement of income for the nine month period ended September 30, 2007. Moreover, under the Enterprise Income Tax Law and implementation regulations issued by the State Council, PRC income tax at the rate of 5% or 10% will be applicable to dividends of PRC income paid to foreign investors that are “non-resident enterprises”.

In June 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”)—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions. This interpretation requires that an entity recognize in the consolidated financial statements the impact of a tax position, if that position is more likely than not of being sustained upon examination, based on the technical merits of the position. The adoption of FIN 48 on January 1, 2007 had no impact on the Company’s results of operation or financial position.

As of January 1, 2007, the Company did not have any unrecognized tax benefits, and it does not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months. The Company’s accounting policy is to accrue interest and penalties related to uncertain tax positions as a component of income tax expense.

Hong Kong Health Care files income tax returns in Hong Kong and its subsidiary files income tax returns in PRC. Hong Kong Health Care is currently open to audit under the statute of limitations by the Hong Kong tax authorities from 2001 to 2007. Its subsidiary is currently open to audit under the statute of limitations by the relevant PRC tax authorities from 2004 to 2007.

11.	Share-based compensation

The estimated fair value of the 5% stock grant to Han, as described in Note 1, was determined by management based on the acquisition price paid by Beijing Med-Pharm to acquire a 49% equity interest in Hong Kong Health Care (Note 14). Management considered Beijing Med-Pharm’s purchase price of Hong Kong Health Care as the best indicator of the fair value of Hong Kong Health Care because (i) Beijing Med-Pharm is an unrelated party and (ii) the date of the transaction approximated the date of the stock grant.

The stock grant to Han was charged to compensation expense at the grant date because Han was not required to provide any future service in exchange for the grant. US$ 3,265,306 was included in Hong Kong Health Care’s general and administrative expenses for the nine-month period ended September 30, 2007.

12.	Related party transactions

(a)	The related party transactions for the periods presented consists of the following:

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)

		Nine-month period ended	Year ended
		September 30, 2007	December 31, 2006
	Note	US$	US$
Sales to related parties	i	4,329,123	5,807,989
Expense paid on behalf of related parties	ii	32,690	58,149
Conversion of dividends payable to borrowing from a related party	iii	1,247,633	—
Interest expense on borrowing from a related party	iii	74,050	—
Purchases of spare parts from related parties	iv	5,492	5,366
Loans to related parties	v	2,318,989	7,427,063
Settlement of amounts due from related parties and borrowings to related parties with dividends payable	v	396,113	112,740
Payment to Han for the transfer of 40% equity interest in Sunstone	vi	2,387,232	—
Payment to Han and Tong in connection with the Reorganization		2,546,123	—
Expenses paid by Han on behalf of the Company		126,124	339

(b) The balances of due from and due to the related parties are summarized as follows:

		September 30, 2007	December 31, 2006
	Note	US$	US$
Amounts due from related parties
Loans to related parties	v	2,352,948	2,636,055
Expenses paid on behalf of related parties	ii	—	59,114

Total amounts due from related parties		2,352,948	2,695,169

Amounts due to related parties
Unpaid consideration to Tong in connection with the Reorganization	vi	1,844,011	2,396,596
Dividend payable to Han and Tong		1,817,696	1,842,213
Borrowing from a related party, including accrued interest payable	iii	1,327,546	—
Due to Han and his controlled entities	iv	105,685	30,727

Total amounts due to related parties		5,094,938	4,269,536

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)

     Notes:
i.	Represents pharmaceutical products sold to related party entities of Han. The accounts receivable as of September 30, 2007 and December 31, 2006 are expected to be received within one year.

ii.	Represents rental expense paid on behalf of a related party entity of Tong.

iii.	Represents an unpaid dividend of US$ 1,247,633 declared by Sunstone to Tong that was converted to a loan. Under the terms of the loan agreement, the interest rate on the loan is based on the prevailing interest rate set by the People’s Bank of China. Interest expense for the nine-month period ended September 30, 2007 was US$ 74,050.

iv.	Represents machinery spare parts purchased from related party entities of Han.

v.	Represents loans made to related parties of Han and Tong. Such loans are unsecured, interest-free and had no definite terms of repayment.

For the nine-month period ended September 30, 2007 and for the year ended December 31, 2006, dividends payable to related parties of US$ 396,113 and US$ 112,740, respectively, were settled by an offset of an equivalent amount of due from related parties and borrowings to related parties.

vi.	Balance of US$ 1,844,011 as of September 30, 2007 represents Hong Kong Healthcare’s unpaid consideration for acquiring a 25% ownership interest in Sunstone from Tong in connection with the Reorganization.

Balance of US$ 2,396,596 as of December 31, 2006 represents Hong Kong Healthcare’s unpaid consideration for acquiring a 40% ownership interest from an entity controlled by Han in 2004, which was repaid in 2007.
13.	Commitments and contingencies

As of September 30, 2007, the Company had commitments to fund outsourced research and development contracts amounting to US$ 2,191,122. Payments are required when the development milestones are reached.

14.	Subsequent events

On July 14, 2007, Beijing Med-Pharm entered into a sale and purchase agreement with Han and Tong, the shareholders of the Company, to acquire 9,800,000 common shares of the Company (representing 49% of the Company’s authorized and issued shares) for US$ 32 million. On October 31, 2007, Beijing Med-Pharm completed the above mentioned acquisition.

Hong Kong Fly International Health Care Limited and subsidiary
Notes to Consolidated Financial Statements
(In US$)
On September 28, 2007, Beijing Med-Pharm entered into a Sale and Purchase Agreement with Han and Tong to acquire 10,200,000 common shares of the Company, representing the remaining 51% of the Company’s authorized and issued shares, for a purchase price of 8 million shares of Beijing Med-Pharm’s unregistered common shares, subject to certain customary closing conditions. The fair value of the 8 million shares based on Beijing Med-Pharm’s quoted average market price two days before and after the date of the Sale and Purchase Agreement of September 28, 2007 was approximately US$ 94.7 million. The financial statements of the Company do not reflect any adjustments to the assets and liabilities that might subsequently be necessary as a result of these transactions.